UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CELSUS THERAPEUTICS PLC

(Exact name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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***YOUR IMMEDIATE ACTION IS REQUESTED***

Please Vote Your Shares for the June 29th Annual General Meeting Today!

June 23, 2015

Dear Celsus Therapeutics Shareholder:

We recently mailed to you proxy materials for the Annual General Meeting of Celsus Therapeutics Plc. shareholders scheduled to be held on June 29, 2015. Your vote is extremely important. If you are receiving this letter, either all or some of your shares are still unvoted. Since time is short before the Annual General Meeting, we request that you vote your shares by Internet or telephone. You will need your 16-digit control number, which appears on the right hand side of the enclosed voting instruction form. If you have any questions, please call your broker or call Morrow & Co. toll free at 800-662-5200.

Time is Short, Please Vote Your Shares Today!

Please vote each and every voting instruction form you receive since you may hold shares in multiple accounts. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for voting.

If you have questions or need assistance voting your shares, you should contact:

Morrow & Co., LLC

Brokers call collect: (203) 658-9400

Stockholders call toll free: (800) 662-5200